Exhibit 99.1

Cepton Technologies and Growth Capital Acquisition Corp. Announce Committed
Investment Agreement for up to $100 Million with Lincoln Park Capital

SAN JOSE, CA -- (BUSINESS WIRE) – Cepton Technologies, Inc. (“Cepton”), a Silicon Valley innovator focused on the mass-market commercialization of high performance, high quality lidar solutions, announced today that it and Growth Capital Acquisition Corp (“GCAC”) (Nasdaq: GCAC) have entered into a committed investment agreement (“Purchase Agreement”) and related registration rights agreement for up to $100 million with Lincoln Park Capital Fund, LLC (“LPC”), a Chicago-based institutional investor, effective at the close of the business combination between Cepton and GCAC.

On August 4, 2021, Cepton, GCAC, and GCAC Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of GCAC (“Merger Sub”) entered into a business combination agreement. Upon the close of the business combination, the combined company will be renamed to Cepton Inc. (“new Cepton”) and commence trading under the ticker “CPTN” on Nasdaq Capital Market.

Subject to the terms and conditions of the Purchase Agreement, the new Cepton will have the right, but not the obligation, to direct LPC to purchase up to an aggregate amount of $100 million of the new Cepton common stock over a 36-month period. Any sales of common stock to LPC will be subject to the filing and effectiveness of a related registration statement with the Securities and Exchange Commission which will not occur until after the close of the business combination. Thereafter, the new Cepton will control the timing and amount of any future sales to LPC and LPC is obligated to purchase such common stock at prevailing market prices. LPC has agreed not to cause or engage in any manner whatsoever any direct or indirect short selling or hedging of new Cepton’s shares of common stock. The Purchase Agreement does not contain any restrictions on the use of any of the proceeds and there are no financial covenants, participation rights, rights of first refusal, or penalties. There are no warrants or other derivative securities associated with the transaction. After the closing of the business combination, the Purchase Agreement may be terminated by GCAC or the new Cepton at any time, in its sole discretion, without any additional cost or penalty.

“We are thrilled to announce today’s agreement with LPC, as the committed investment agreement is designed to further strengthen our liquidity position and provide additional flexibility in our ability to address growth opportunities in the Automotive and Smart Infrastructure end-markets,” commented Jun Pei, Chief Executive Officer of Cepton.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities in this offering, nor will there be any sale of these securities in any jurisdiction in which such offer solicitation or sale are unlawful prior to registration or qualification under securities laws of any such jurisdiction. Additional information regarding the Purchase Agreement with LPC is available in GCAC’s Form 8-K filed with the Securities and Exchange Commission.

About Cepton Technologies, Inc.

Cepton provides state-of-the-art, intelligent, lidar-based solutions for a range of markets such as automotive (ADAS/AV), smart cities, smart spaces and smart industrial applications. Cepton’s patented MMT®-based lidar technology enables reliable, scalable and cost-effective solutions that deliver long range, high resolution 3D perception for smart applications.

Cepton has been awarded the largest known ADAS lidar series production award in the industry to date by a leading global top five automotive OEM and is engaged with other top ten OEMs.

Founded in 2016 and led by industry veterans with over two decades of collective experience across a wide range of advanced lidar and imaging technologies, Cepton is focused on the mass market commercialization of high performance, high quality lidar solutions. Cepton is headquartered in San Jose, California, USA, with a presence in Germany, Canada, Japan, India and China, to serve a fast-growing global customer base. For more information, visit www.cepton.com and follow us on Twitter and LinkedIn.

About Growth Capital Acquisition Corp.

GCAC is a Delaware blank check company, also commonly referred to as a special purpose acquisition company (or SPAC), formed for the purpose of entering into a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or entities in any industry or geographic region. GCAC is led by its Co-Chief Executive Officers, Akis Tsirigakis and George Syllantavos.

Additional Information and Where to Find It

GCAC has filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 related to the proposed business combination, which contains information about the proposed business combination and the respective businesses of Cepton and GCAC. GCAC will mail a final prospectus and definitive proxy statement and other relevant documents after the SEC completes its review of the registration statement. GCAC stockholders are urged to read the preliminary prospectus and proxy statement and any amendments thereto and the final prospectus and definitive proxy statement in connection with the solicitation of proxies for the special meeting to be held to approve the proposed business combination, because these documents will contain important information about GCAC, Cepton and the proposed business combination. The final prospectus and definitive proxy statement will be mailed to stockholders of GCAC as of a record date to be established for voting on the proposed business combination. Stockholders of GCAC will also be able to obtain a free copy of the proxy statement, as well as other filings containing information about GCAC, without charge, at the SEC’s website (www.sec.gov) or by calling 1-800-SEC-0330. Copies of the proxy statement and GCAC’s other filings with the SEC can also be obtained, without charge, by directing a request to: Growth Capital Acquisition Corp., 300 Park Avenue, 16th Floor, New York, NY 10022.

Participants in the Solicitation

Cepton and GCAC and their respective directors and officers and other members of management and employees may be deemed participants in the solicitation of proxies in connection with the proposed business combination. GCAC stockholders and other interested persons may obtain, without charge, more detailed information regarding directors and officers of GCAC in GCAC’s Annual Report on Form 10-K for the fiscal year ended March 31, 2021, which was filed with the SEC on July 19, 2021. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies from GCAC’s stockholders in connection with the proposed business combination will be included in the definitive proxy statement/prospectus that GCAC intends to file with the SEC.

No Offer or Solicitation

This press release shall not constitute a solicitation of a proxy, consent, or authorization with respect to any securities or in respect of the proposed business combination. This press release shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, or an exemption therefrom.

Forward-Looking Statements

Certain statements herein are “forward-looking statements” made pursuant to the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Statements that are not historical facts, including statements about Cepton and GCAC and the proposed business combination, and the parties’ perspectives and expectations, are forward looking statements. Such forward-looking statements, including expectations regarding the closing of the proposed business combination and the utility of the Purchase Agreement, reflect Cepton’s or GCAC’s current expectations or beliefs concerning future events and actual events may differ materially from current expectations. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target,” “designed to” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Any such forward-looking statements are subject to various risks and uncertainties, including the inability of the parties to successfully or timely consummate the proposed business combination and the risk that the transaction is subject to unanticipated conditions that could adversely affect the combined company or the expected benefits of the proposed business combination or the Purchase Agreement. If any of these risks materialize or any of GCAC’s or Cepton’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Cepton and GCAC do not undertake to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Cepton Technologies, Inc. Contacts

Media: Faithy Li, media@cepton.com

Investors: Hull Xu, InvestorRelations@cepton.com

Source: Cepton Technologies, Inc.

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